UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2011

CENTURY PROPERTIES FUND XIX, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-11935	94-2887133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Century Properties XIX, LP (the “Registrant”), a Delaware limited partnership, owns a 100% interest in Lakeside at Vinings, LLC (the “Lakeside Company”), a Delaware limited liability company, which owns Lakeside at Vinings Mountain (“Lakeside”), a 220-unit apartment complex located in Atlanta, Georgia.  On May 2, 2011, the Lakeside Company refinanced the mortgage debt encumbering Lakeside. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,170,000, with a new mortgage loan in the principal amount of $14,982,000. The new loan bears interest at a rate of 5.53% per annum and requires monthly payments of principal and interest of approximately $85,000 beginning on July 1, 2011, through the June 1, 2021 maturity date.  The new mortgage loan has a balloon payment of approximately $12,405,000 due at maturity. The Lakeside Company may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty.

The Registrant also owns a 100% interest in Peak at Vinings, LLC (the “Peak Company”), a Delaware limited liability company, which owns The Peak at Vinings Mountain (“The Peak”), a 280-unit apartment complex located in Atlanta, Georgia.  On May 2, 2011, the Peak Company refinanced the mortgage debt encumbering The Peak. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,891,000, with a new mortgage loan in the principal amount of $15,828,000. The new loan bears interest at a rate of 5.54% per annum and requires monthly payments of principal and interest of approximately $90,000 beginning on July 1, 2011, through the June 1, 2021 maturity date.  The new mortgage loan has a balloon payment of approximately $13,109,000 due at maturity. The Peak Company may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the lender if an event of default, as defined in the applicable loan agreements, occurs.  Events of default include nonpayment of monthly principal and interest by the due date; nonpayment of amounts outstanding on or before the maturity date; and the occurrence of any breach or default in performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by the Multifamily Notes, copies of which are filed as exhibits to this report.

In accordance with the Amended and Restated Limited Partnership Agreement of the Registrant, the Registrant’s managing general partner has evaluated the cash requirements of the Registrant and determined that the net refinancing proceeds will be used to repay outstanding loans and payables due to an affiliate of the Registrant’s managing general partner.

Item 9.01   Financial Statements and Exhibits

(d) Exhibit

10.50       Multifamily Note-CME, dated May 2, 2011, between Lakeside at Vinings, LLC, a Delaware limited liability company, and Keycorp Real Estate Capital Markets, Inc., an Ohio corporation.*

10.51       Multifamily Note-CME, dated May 2, 2011, between Peak at Vinings, LLC, a Delaware limited liability company, and Keycorp Real Estate Capital Markets, Inc., an Ohio corporation.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX, LP

By:  Fox Partners II

General Partner

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date:  May 6, 2011